Exhibit 99.1

WEALTHBRIDGE ACQUISITION LIMITED

BALANCE SHEET
FEBRUARY 8, 2019

	February 8,	Pro Forma
	2019	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$661,112	$—	$661,112
Prepaid expenses	31,600	—	31,600
Total Current Assets	692,712	—	692,712

Cash held in Trust Account	50,000,000	7,500,000	57,500,000
Total Assets	$50,692,712	$7,500,000	$58,192,712

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$23,823	$—	$23,823
Advance from related party	25,641	—	25,641
Promissory note – related party	390,000	—	390,000
Total Current Liabilities	439,464	—	439,464

Deferred underwriting fees	1,750,000	262,500	2,012,500
Total Liabilities	2,189,464	262,500	2,451,964

Commitments

Ordinary shares subject to possible redemption, 4,561,267 and 5,311,267 shares at redemption value	43,503,240	7,237,500	50,740,740

Shareholders’ Equity
Ordinary shares, no par value; unlimited shares authorized; 663,733 and 682,483 shares issued and outstanding (excluding 4,561,267 and 5,311,267 shares subject to possible redemption)	5,069,235	—	5,069,235
Accumulated deficit	(69,227)	—	(69,227)
Total Shareholders’ Equity	5,000,008	—	5,000,008
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$50,692,712	$7,500,000	$58,192,712